David  T.
Thomson  P.C.
Certified  Public  Accountant
-----------------------------




                        CONSENT OF INDEPENDENT ACCOUNTANT



To  the  Board  of  Directors
Shoreside  Investments,  Inc.

I have issued my report dated February 26, 2002, accompanying the financial statements of Shoreside Investments, Inc. included in the Registration Statement Form SB-2 Amendment No. 1 and the related prospectus.

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.

David  T.  Thomson  P.C.

/s/  David  T.  Thomson
-----------------------

Salt  Lake  City,  Utah
December  10,  2002






              P.O. BOX 571605 - MURRAY, UTAH 84157 - (801) 966-9481